UNITED STATES
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SCHEDULE 14A
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Tandy Brands Accessories, Inc.

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Tandy Brands Accessories, Inc. issued the following press release announcing RiskMetrics Group’s recommendation to vote for the Tandy Brands Accessories, Inc. nominees.

Tandy Brands Accessories, Inc.	Investor Relations
J.S.B. Jenkins	Beacon Street Group, LLC
Chairman of the Board	Kenneth E. Pieper
817-548-0090	972-618-6924
britt_jenkins@tandybrands.com	kpieper@beaconstreetgroup.com
Three Leading Independent Proxy Advisory Firms Recommend
Stockholders Support Tandy Brands Nominees
ARLINGTON, Texas — October 22, 2008 — (BUSINESS WIRE) — Tandy Brands Accessories, Inc. (Nasdaq GM:TBAC) announced today that RiskMetrics Group, a leading independent proxy advisory firm, has recommended that stockholders support the Board’s two nominees, Mr. Britt Jenkins and Mr. George Lake, and vote the WHITE proxy card for their election at Tandy Brands’ Annual Meeting of Stockholders scheduled for 10:00 a.m. Central Time on October 30, 2008 at the Hilton Arlington, 2401 East Lamar Boulevard, Arlington, Texas. In its report, RiskMetrics advised Tandy Brands stockholders not to vote for the nominees proposed by dissident stockholder NSL Capital Management.
“With the RiskMetrics recommendation, we now have the three leading independent proxy advisory firms unanimously supporting our nominees. Last week, both Glass Lewis and Proxy Governance released reports strongly supporting our nominees,” said Britt Jenkins, Tandy Brands’ Chairman. “We are pleased that these firms appreciate the work this board has done in putting a solid business plan into action and hiring a new management team. We urge stockholders to vote the WHITE proxy card today for our nominees.”
RiskMetrics Group, Glass Lewis and Proxy Governance are widely recognized as the leading independent proxy advisory firms and their recommendations are relied upon by major institutional investment firms, mutual funds and other fiduciaries throughout the country.
About Tandy Brands Accessories, Inc.
Tandy Brands Accessories, Inc. designs and markets fashion accessories for men, women and children. Key product categories include belts, wallets, suspenders, gifts, and sporting goods. Merchandise is sold under various national brand names as well as private labels to all major levels of retail distribution, including the e-commerce web sites for Rolfs® at www.rolfs.net and Sport Beads at www.sport-beads.com.
Safe Harbor Language
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the company’s actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the company’s specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the company’s specific market area. Those and other risks are more fully described in the company’s filings with the Securities and Exchange Commission.
Important Information
Tandy Brands filed a Definitive Proxy Statement in connection with its 2008 Annual Meeting of Stockholders with the Securities and Exchange Commission on September 23, 2008. Stockholders are strongly advised to read the Proxy Statement carefully, as it contains important information. The company and certain other persons are deemed participants in the solicitation of proxies from stockholders in connection with the 2008 Annual Meeting of Stockholders. Information concerning such participants is available in the company’s Proxy Statement. Stockholders may obtain, free of charge, copies of the company’s Proxy Statement and any other documents the company files with or furnishes to the SEC in connection with the 2008 Annual Meeting of Stockholders through the SEC’s website at www.sec.gov, through the company’s website at www.tandybrands.com or by contacting the company’s proxy solicitor, The Altman Group, toll free at (866) 721-1478.